UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Copies to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

Tel.: (312) 902-5200

Fax: (312) 902-1061

Attn: Mark D. Wood, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2012, the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company”) appointed Eric A. Cohen to serve as the Company’s Chief Operating Officer, and appointed Daniel P. Gorey to serve as the Company’s Chief Financial Officer. In these offices, Mr. Cohen and Mr. Gorey replace Thomas J. Somodi, who previously served as both Chief Operating Officer and Chief Financial Officer of the Company. Mr. Somodi became the Chief Strategy Officer of the Company effective as of the appointments of Messrs. Cohen and Gorey to their new positions.

Mr. Cohen, 43, has management experience with firms that design and manufacture engines and turbines, including General Electric, Ampere Automotive, Midwest Air Technologies and Power Plant Services. From 2004 through 2010, Mr. Cohen was a managing partner of WHI Capital Partners, a Chicago-based private equity firm that invests in mid-size companies. From January of 2011 through March of 2012, Mr. Cohen served as the President of Power Plant Services, a manufacturer of standard and custom aftermarket parts for turbines, generators, valves and coal handling equipment. Mr. Cohen earned a mechanical engineering degree from the University of Wisconsin and an MBA from Harvard Business School.

Mr. Gorey, 60, has served as the Company’s Senior Vice President of Finance since July of 2011, utilizing his experience with publicly-traded companies to help guide the Company in its transition to public company status. Before joining the Company, Mr. Gorey served as the chief financial officer and on the board of directors of Quixote Corporation, a publicly-traded provider of highway crash safety systems. Mr. Gorey joined Quixote Corporation in 1985, and served as its chief financial officer from 1995 until February 2010. From March 2010 until he joined the Company, Mr. Gorey was an independent financial consultant. Mr. Gorey also serves on the board of directors of American Roller Company, a privately-held manufacturer of industrial rollers. Mr. Gorey earned a Bachelor of Science degree in Accounting from the University of Illinois and is a certified public accountant.

The Company has not yet finalized the employment and compensation arrangements for Mr. Cohen. The Company currently expects to pay Mr. Cohen a base salary of $350,000, with the opportunity for Mr. Cohen to receive an annual cash bonus. The Company also expects to make a significant equity award to Mr. Cohen. Once the employment and compensation arrangements (including the terms of any equity award) for Mr. Cohen have been finalized, the Company will file an updated Current Report on Form 8-K to provide further details. The Company does not expect to change the terms of Mr. Gorey’s employment with the Company in connection with his elevation to the position of Chief Financial Officer.

A copy of the press release issued by the Company on April 9, 2012 announcing the appointments of Messrs. Cohen and Gorey is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release issued by the Company on April 9, 2012 announcing the appointment of Eric A. Cohen as the Company’s Chief Operating Officer and Daniel P. Gorey as the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: April 13, 2012	By:	/s/ Daniel P. Gorey
Name: Daniel P. Gorey
Title: Chief Financial Officer